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                             FORM OF SWINGLINE NOTE

$1,000,000                                                  New York, New York

                                                            ____________ __,____


          FOR VALUE RECEIVED, ELGAR ELECTRONICS CORPORATION (the "Borrower"), a California corporation, hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of ONE MILLION DOLLARS ($1,000,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement, dated as of February 3, 1998 and amended and restated as of May 29, 1998, among Elgar Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Bank), and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              ELGAR ELECTRONICS CORPORATION


                              By
                                 ----------------------------
                                 Name:
                                 Title: